Exhibit 4.3

[FACE OF SECURITY]

No. 1	CUSIP No. 92532F AN0

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

VERTEX PHARMACEUTICALS INCORPORATED

3.35% Convertible Senior Subordinated Notes due 2015

CUSIP NO. 92532F AN0

No. 1	$400,000,000

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of four hundred million U.S. Dollars ($400,000,000) on October 1, 2015.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2011.

Regular Record Dates:  March 15 and September 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

VERTEX PHARMACEUTICALS INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 3.35% Convertible Senior Subordinated Notes due 2015 described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF SECURITY]

VERTEX PHARMACEUTICALS INCORPORATED

3.35% Convertible Senior Subordinated Notes due 2015

1.                                       INTEREST

The Company promises to pay interest on the principal amount of this Security at the rate of 3.35% per annum. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on April 1, 2011. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2011. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Company redeems this Security pursuant to Section 5 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Redemption Date.

If the Holder elects to require the Company to repurchase this Security pursuant to Section 6 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest, including Special Interest, if any, on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest, including Special Interest, if any, on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted (but excluding any overdue interest, including Special Interest, if any, on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Repurchase Date or a Redemption Date, in either case, that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest, including Special Interest, if any, and need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

2.                                       METHOD OF PAYMENT

The Company shall pay interest, including Special Interest, if any, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 and September 15, as the case may be (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest, including Special Interest, if any, in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Interest Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.                                       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Security Registrar.

4.                                       INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.35% Convertible Senior Subordinated Notes Due 2015 (the “Securities”), issued under the Subordinated Indenture dated as of September 28, 2010 (the “Base Indenture” and, as supplemented, the “Indenture”), between the Company and the Trustee as supplemented by the First Supplemental Indenture thereto dated as of September 28, 2010 between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and TIA for a statement of them.

The Securities are a series of senior subordinated unsecured obligations of the Company limited to $400,000,000 in aggregate principal amount at maturity. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

5                                          REDEMPTION.

Provisional Redemption.  Prior to October 1, 2013, the Company may, at its option, redeem the Securities in whole or in part on any date from time to time, upon notice to the Holders as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the notes to be redeemed; provided that such right may be exercised only if the Closing Price of the Common Stock has exceeded 130% of the applicable Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days. If the Company elects to redeem the Securities during this period, it shall make an Additional Payment upon Provisional Redemption in an amount equal to $100.50 per $1,000 principal amount, less the amount of any interest paid on such Securities from issuance.

Optional Redemption.  The Company may, on or after October 1, 2013, at its option, redeem the Securities in whole or in part on any date from time to time, upon notice to the Holders as provided in the Indenture, at a Redemption Price equal to a percentage of the principal amount of the Securities to be redeemed set forth below, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

From and After	Redemption Price
October 1, 2013	101.34%
October 1, 2014	100.67%

On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the redemption price and accrued and unpaid interest.

6.                                       PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no later than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, including Special Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company

Notice shall be given by the Company to the Holders as provided in the Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Indenture.

7.                                       CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.

Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable upon conversion of such Security.

The Conversion Rate shall be initially equal to 20.4794 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

8.                                       SUBORDINATION

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9.                                       DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.                                 PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

11.                                 UNCLAIMED MONEY

If money for the payment of principal or interest, including Special Interest, if any, remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.                                 DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) all of the Securities then outstanding shall become due and payable or been submitted for conversion, and (2) the Company shall have deposited with the Trustee cash sufficient to pay the principal of, and premium, if any, and interest, including Special Interest, if any, on all of the outstanding Securities.

13.                                 AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Special Interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

14.                                 SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15.                                 DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(a)  the Company shall fail to pay when due the principal, Redemption Price or any Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, redemption, acceleration or otherwise whether or not such payment is prohibited by Article 5 of the Indenture; or

(b)  the Company shall fail to pay an installment of interest, including Special Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c)  the Company shall fail to deliver when due all shares of Common Stock, together with cash in lieu of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d)  the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e)  (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii), for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f)  the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.07 of the Indenture; or

(g)  certain events of bankruptcy, insolvency or reorganization as specified in the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Notwithstanding the foregoing or anything to the contrary set forth in the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.03 of the Base Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 1.0% of the principal amount of the Securities (“Special Interest”). The Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 5.03 of the Base Indenture first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 180th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided for in Section 8.02 of the Indenture. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided for above. If the Company elects to pay Special Interest as the sole remedy for an Event of Default relating to the failure to comply with reporting obligations in Section 5.03 of the Base Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the TIA in, the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

16.                                 NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.                                 AUTHENTICATION

This Security shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

18.                                 ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                                 CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers either as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

20.                                 INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Vertex Pharmaceuticals Incorporated, 130 Waverly Street, Cambridge, MA  02139 Attention:  Investor Relations.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $              .

If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:  VERTEX PHARMACEUTICALS INCORPORATED

130 Waverly Street

Cambridge, Massachusetts  02139

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from VERTEX PHARMACEUTICALS INCORPORATED (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchase, repurchases, redemption or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Security	Amount of Increase in Principal Amount of this Security	Principal Amount of this Global Security following Each Increase of Decrease	Signature of Authorized Officer of Trustee